EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Form 8-K/A of our report dated June 28, 2017 (except as to Note 2, which is as of September 21, 2017) relating to the consolidated financial statements of Petrodome Energy, LLC as of and for the years ended December 31, 2016 and 2015.

/s/ BRIGGS & VELESKA CO.

March 12, 2018

Houston, Texas